Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(45,170,720)
Realized Gain (Loss) on Swap Contracts	(40,247,287)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(88,672,600)
Unrealized gain (loss) on Fair Value of Swap Contracts	(13,489,146)
Dividend Income	1,740,820
Interest Income	1,490,272
ETF Transaction Fees	38,000
Total Income (Loss)	$(184,310,661)

Expenses
General Partner Management Fees	$356,185
Professional Fees	135,000
Brokerage Commissions	146,681
Directors' Fees and insurance	12,853
License fees	11,873
Total Expenses	$662,592
Net Income (Loss)	$(184,973,253)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/25	$976,448,111
Additions (14,800,000 Shares)	1,003,561,744
Withdrawals ((12,000,000) Shares)	(814,028,340)
Net Income (Loss)	(184,973,253)

Net Asset Value End of Month	$981,008,262
Net Asset Value Per Share (15,423,603 Shares)	$63.60

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596